Exhibit 99.3

Zenas BioPharma, Inc.

Recent Developments

This document contains information about Zenas BioPharma, Inc. and its consolidated subsidiaries. You also should read and consider the information contained in other reports and documents that we file with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and our financial statements and the related notes included therein. Except where the context otherwise requires or where otherwise indicated, the terms "Zenas," “we,” “us,” “our,” and “the Company,” refer to Zenas BioPharma, Inc. and its consolidated subsidiaries.

Overview

On October 7, 2025, we entered into a License Agreement (the “InnoCare License Agreement”) with InnoCare Pharma Inc. (“InnoCare”), pursuant to which Zenas was granted exclusive rights to develop, manufacture, and commercialize orelabrutinib, a Bruton’s Tyrosine Kinase (“BTK”) inhibitor, for multiple sclerosis (“MS”) worldwide, and in all non-oncology indications worldwide excluding mainland China, Hong Kong, Macau and Taiwan (“Greater China”) and Brunei, Burma, Cambodia, Timor-Leste, Indonesia, Laos, Malaysia, Philippines, Singapore, Thailand and Vietnam (“Southeast Asia”), as well as two early-development product candidates: ZB021, an IL-17AA/AF inhibitor, in all fields of use worldwide excluding Greater China and Southeast Asia, and ZB022, a TYK2-JH2 inhibitor, in all fields of use worldwide. Our pipeline comprises four programs, which we are developing initially for the treatment of immunology and inflammation (“I&I”) diseases, as summarized in the figure below.

We estimate that the commercial markets represented by indications across these programs are greater than $50 billion in the aggregate globally.

Obexelimab Recent Developments

Our Global Phase 2 Trial in RMS – MoonStone

In the second quarter of 2025, we completed enrollment of our Phase 2, double-blind, randomized, placebo controlled trial (the “MoonStone” trial) for obexelimab as a treatment for relapsing multiple sclerosis (“RMS”) and expect to report results from the MoonStone trial, including the 12-week primary endpoint results, early in the fourth quarter of 2025. The MoonStone trial, which remains blinded, enrolled 116 patients, with baseline characteristics including: a mean age of 42, 81 (70%) female, a median Expanded Disability Status Scale (“EDSS”) score of 3, and 25 patients with GdE T1 hyperintense lesions at screening, including a mean of .71 GdE T1 hyperintense lesions. Preliminary blinded review of MoonStone’s randomized controlled data (obexelimab and placebo 2:1 randomized) up to week 12 showed a rapid decline in new GdE T1 hyperintense lesions from .71 to .09 and new and existing lesions from .71 to .18. These are preliminary observations from an ongoing blinded study and are subject to change upon final unblinding and analysis.

In early 2026, we expect to decide whether and how to advance obexelimab for RMS based on a variety of factors, including our analysis of MoonStone trial data, including the 12 and 24-week data, the evolving landscape for the development of new therapies for RMS, including available therapies and regulatory endpoints, and allocation of capital.

Our Global Phase 2 Trial in SLE – SunStone

We expect to complete enrollment in our Phase 2, double-blind, randomized, placebo controlled trial (the “SunStone” trial) for obexelimab as a treatment for Systemic Lupus Erythematosus (“SLE”) around year-end 2025, and we expect to report topline results from the SunStone trial in mid-2026. Based on the outcome of the SunStone trial, and considering other factors, we may initiate a Phase 3 program in patients with SLE in the first half of 2027.

Our Global Phase 3 Trial in IgG4-RD – INDIGO

In the fourth quarter of 2024, we completed the target enrollment of our registration-directed Phase 3 trial (the “INDIGO” trial) for obexelimab as a treatment for IgG4-RD, and we expect to report topline results from the INDIGO trial around year-end 2025. If the topline results are positive, we expect to file a Biologics License Application with the U.S. Food and Drug Administration (“FDA”) in the first half of 2026, followed by a Marketing Authorization Application with the European Medicines Agency, and, if approved, commence the commercial launch initially in the U.S. and then in Europe.

Orelabrutinib Overview

Orelabrutinib, also known as ZB020, is a highly selective and central nervous system (“CNS”)-penetrant, oral small molecule BTK inhibitor. Orelabrutinib is designed to bind irreversibly to BTK with minimal off-target effects, compared to certain other BTK inhibitors, which may potentially reduce certain side effects. We believe orelabrutinib is designed to efficiently cross the blood-brain barrier, reaching therapeutic levels within the CNS to directly target inflammation in diseases like MS. This CNS penetration may be important for addressing the underlying disease pathology of progressive forms of MS, which is characterized by compartmentalized neuroinflammation and neurodegeneration. The mechanism of action of BTK inhibitors targets not only pathogenic B cells in the periphery, but also those in the CNS, as well as macrophages and microglial cells addressing the key pathogenic drivers of progressive MS, as shown below.

PERIPHERY[1]
BBB
CENTRAL NERVOUS SYSTEM[1,2]
RMS (peripheral inflammation)
T cell
Infiltration of leukocytes into the CNS
Leaky BBB
BTKi
B cell
BTKi
Monocyte
Blood vessel
PMS (compartmentalized inflammation)
Proinflammatory mediator release
BTKi
T cell
Macrophage
B cell
BTKi
Immune complexes
Antibody secretion
BTKi
Activated microglia
Proinflammatory mediators
Celullar debris
Demyelination
Dying neuron
Peripheral
Compartmentalized
RMS (active inflammation)
(neurodegeneration) PMS

[1] Reich DS *et al.* NEJM 2018. [2] Gandhi R *et al.* J Neuroimmunol. 2010; [3] Saberi *et al.* 2023, Vong *et al.* 2022 Greenberg 2024, Krämer *et al.* 2023; Image adapted from: Krämer *et al.* 2023

Orelabrutinib for the Treatment of MS

A significant unmet need exists in MS for CNS-penetrant mechanisms that address compartmentalized local inflammation and directly impact the biology of progressive disease and neurodegeneration. BTK inhibition could potentially address the underlying biology of progressive disease by impacting peripherally and centrally located pathogenic B cells and macrophages, and directly inhibiting microglia in the CNS.

We estimate a diagnosed prevalence of over 125,000 patients with secondary progressive multiple sclerosis (“SPMS”) and approximately 60,000 to 100,000 patients with primary progressive multiple sclerosis (“PPMS”) in the U.S. SPMS and PPMS have the highest unmet need across MS subtypes, with limited therapeutic options. Currently no treatments are approved for non-relapsing/non-active SPMS and only one approved treatment, Ocrevus, for PPMS. We estimate that the commercial opportunity for MS could exceed $30 billion, with in excess of $12 billion attributable to progressive forms of MS.

Phase 2 Study in RMS

In late 2024, the results of the Phase 2 trial of orelabrutinib for the treatment of RMS were announced. The Phase 2 trial was a global, double-blind, placebo-controlled trial. The primary endpoint was the cumulative number of new gadolinium-enhancing (“Gd+”) T1 brain lesions at Week 12 (based on new Gd+ T1 lesions at Weeks 4, 8, and 12) compared to placebo. The results of the Phase 2 trial demonstrated that treatment with orelabrutinib resulted in a rapid and deep reduction in new Gd+ T1 lesions across all evaluated doses. In the trial, 158 eligible RRMS patients were randomized in a 1:1:1:1 ratio to one of four treatment groups: placebo, orelabrutinib 50 mg once daily (“QD”), orelabrutinib 80 mg QD, and orelabrutinib 50 mg twice daily (“BID”). Subjects in the placebo group were switched to orelabrutinib 50 mg QD at Week 13.

At Week 12, all three treatment groups showed statistically significant reductions in the cumulative number of new Gd+ T1 lesions and new/enlarging T2 lesions compared to the placebo group (p < 0.05), while the 80 mg QD and 50 mg BID groups showed statistically significant reductions throughout 24 weeks compared to the placebo/50 mg QD group (p < 0.05). The 80 mg QD group demonstrated the highest reductions of 90.4% at Week 12 compared to placebo and 92.3% at Week 24 compared to the placebo/50 mg QD group. New lesion control in each orelabrutinib group occurred at the earliest assessment timepoint of Week 4 and was sustained through Week 24.

Safety Summary

Orelabrutinib was generally well tolerated in the Phase 2 study of patients with RMS.

The known potential risks of orelabrutinib, as observed in clinical trials in patients with B-cell malignancies and autoimmune disease, include those associated with BTK inhibitor treatment such as hepatotoxicity, hemorrhage, cytopenia, infection, malignancy, hypertension, and arrhythmia.

In the Phase 2 RRMS trial, 151 patients received at least one dose of orelabrutinib. Treatment emergent adverse events(“TEAEs”) leading to drug discontinuation occurred in 2.6% of patients. The majority of TEAEs were Grades 1 or 2. Observed Grade 3 or higher events primarily included hematologic toxicities and infections, which are mechanism-related and commonly reported with BTK inhibitor treatment.

Elevation of liver enzyme levels classified as hepatotoxicity were observed in the Phase 2 RMS trial (ICP-CL-00112), as well as in Phase 1/2 trials in patients with SLE (ICP-CL-00109 and ICP-CL-00124) and Phase 2/3 trials in patients with Immune Thrombocytopenia (ICP-CL-00116 and ICP-CL-00126). Two cases of elevated liver enzymes and bilirubin met Hy’s Law criteria, one in the Phase 2 RMS trial and the other in the SLE trial. Both affected patients were asymptomatic and their liver markers normalized after treatment was discontinued. FDA issued a partial clinical hold for the conduct of the ongoing RMS trial. Three other BTK inhibitors, including those currently in development for progressive MS, were also placed on a partial clinical hold while under development in the U.S. for RMS. No development restrictions were placed by the European Medicines Agency.  In the Phase 3 progressive MS trials, weekly liver function monitoring will be conducted during the first 12 weeks of treatment, which will be implemented through an established hepatotoxicity management scheme. In addition, the safety of the study, including hepatotoxicity, will be monitored by an Independent Data Monitoring Committee (IDMC) and a Hepatoxicity Assessment Committee (HAC) through periodic or ad hoc reviews of study safety observations.

Orelabrutinib has been approved for commercial use for chronic lymphocytic leukemia and small lymphocytic lymphoma in China since December 2020.

Phase 3 Studies for PPMS and SPMS

In September 2024, InnoCare and the FDA reached an agreement to initiate a Phase 3 trial of orelabrutinib in patients with PPMS. The FDA also encouraged InnoCare to initiate a second Phase 3 clinical trial of orelabrutinib in Progressive Multiple Sclerosis (“PMS”) within the Secondary Progressive Multiple Sclerosis (“SPMS”) population. In February 2025, InnoCare reached alignment with the FDA on the Phase 3 clinical trial protocol for SPMS.

In September 2025, the Phase 3 study of orelabrutinib in patients with PPMS was initiated. The Phase 3 study is a global, multicenter, randomized, double-blind, placebo-controlled clinical trial evaluating the safety and efficacy of orelabrutinib dosed 80 mg once daily QD compared to placebo in patients with PPMS, with a primary endpoint of time to onset of 12-week composite confirmed disability progression (cCDP), with a goal to report topline results in 2030.

In the first quarter of 2026, we plan to initiate a second global, Phase 3, multicenter, randomized, double-blind, placebo-controlled clinical trial evaluating orelabrutinib dosed 80 mg QD compared to placebo in patients with SPMS, with a primary endpoint of time to onset of 24-week CDP, with a goal to report topline results in 2030.

Early-Development Product Candidates: ZB021 and ZB022

We also in-licensed from InnoCare certain exclusive rights to two early-development product candidates: ZB021, an oral IL-17AA/AF inhibitor designed to block both IL-17AA homodimer and IL-17AF heterodimer signaling, and ZB022, an oral, brain-penetrant TYK2-JH2 inhibitor.

We believe ZB021 provides an opportunity for Zenas to expand its pipeline within rheumatology and into other therapeutic areas including dermatology. Anti-IL-17 biologics are a drug class focused on the treatment of rheumatic and dermatologic diseases that we estimate currently represents an approximately $10 billion commercial opportunity, with an average of approximately 50% annual growth since the first approval of a product was obtained. Preclinical studies for ZB021 have shown favorable PK and ADME properties. ZB021 achieved comparable activity in vivo to a reference anti-IL-17 biologic in a rat CIA model. Subject to the results of Investigational New Drug (“IND”)-enabling studies, Zenas expects to submit an IND application for ZB021, and if cleared, initiate a Phase 1 clinical study in 2026, with the potential for initial data in 2027.

ZB022 is currently in IND-enabling studies. Subject to the results of IND-enabling studies, Zenas expects to submit an IND application for ZB022, and if cleared, initiate a Phase 1 clinical study in 2026, with the potential for initial data in 2027.

Forward Looking Statements

This document contains “forward-looking statements” which involve risks, uncertainties and contingencies, many of which are beyond the control of the Company, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements other than statements of historical facts contained in this document are forward-looking statements. In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements include, but are not limited to, statements concerning the Company’s milestones, expectations and intentions, including timing of the initiation of, results and data from clinical trials, including timing of reporting topline results from the INDIGO trial and if successful, the timing of BLA submission, potential approval and commercial launch, the timing of reporting the 12-week and 24-week topline results from the MoonStone trial, the timing of the completion of enrollment and reporting the topline results from the SunStone trial, and if successful, the timing of initiating the Phase 3 trial in SLE, the timing of initiation of the Phase 3 trial of orelabrutinib in patients with SPMS, the timing to submit an IND, and subject to IND clearance, the initiation of Phase 1 clinical studies of ZB021 and ZB022, the timing of initial patient data in ZB021; the potential benefits, development and commercialization of orelabrutinib and obexelimab and orelabrutinib’s potential as a franchise for progressive MS; the expansion of the Company’s pipeline; and the achievement of payment-triggering milestones pursuant to the InnoCare License Agreement. The forward-looking statements in this document speak only as of the date of this document and are subject to a number of known and unknown risks, uncertainties and assumptions that could cause the Company’s actual results to differ materially from those anticipated in the forward-looking statements, including, but not limited to: the Company’s limited operating history, incurrence of substantial losses since the Company’s inception and anticipation of incurring substantial and increasing losses for the foreseeable future; the Company’s need for substantial additional financing to achieve the Company’s goals; the uncertainty of clinical development, which is lengthy and expensive, and characterized by uncertain outcomes, and risks related to additional costs or delays in completing, or failing to complete, the development and commercialization of the Company’s current product candidates or any future product candidates; delays or difficulties in the enrollment and dosing of patients in clinical trials; the impact of any significant adverse events or undesirable side effects caused by the Company’s product candidates, including the FDA’s partial clinical hold on the orelabrutinib RMS trial due to hepatotoxicity events; potential competition, including from large and specialty pharmaceutical and biotechnology companies, many of which already have approved therapies in the Company’s current indications; the Company’s ability to realize the benefits of the Company’s current or future collaborations or licensing arrangements and ability to successfully consummate future partnerships; the Company’s ability to obtain regulatory approval to commercialize any product candidate in the United States or any other jurisdiction, and the risk that any such approval may be for a more narrow indication than the Company seeks; the Company’s dependence on the services of the Company’s senior management and other clinical and scientific personnel, and the Company’s ability to retain these individuals or recruit additional management or clinical and scientific personnel; the Company’s ability to grow the Company’s organization, and manage the Company’s growth and expansion of the Company’s operations; risks related to the manufacturing of the Company’s product candidates, which is complex, and the risk that the Company’s third-party manufacturers may encounter difficulties in production; the Company’s ability to obtain and maintain sufficient intellectual property protection for the Company’s product candidates or any future product candidates the Company may develop; the Company’s reliance on third parties to conduct the Company’s preclinical studies and clinical trials; the Company’s compliance with the Company’s obligations under the licenses granted to the Company by others, for the rights to develop and commercialize the Company’s product candidates; significant political, trade, regulatory developments, including changes in relations between the U.S. and China; risks related to the operations of the Company’s suppliers, many of which are located outside of the United States, including the Company’s current sole contract manufacturing organization for drug substance and drug product, WuXi Biologics (Hong Kong) Limited, which is located in China; and other risks and uncertainties described in the section “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, as well as other information the Company files with the Securities and Exchange Commission. The forward-looking statements in this document are inherently uncertain, speak only as of the date of this document and may prove incorrect. These statements are based upon information available to the Company as of the date of this document and while the Company believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond the Company’s control, these forward-looking statements should not be relied upon as guarantees of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual future results, levels of activity, performance and events and circumstances could differ materially from those projected in the forward-looking statements. Moreover, the Company operates in an evolving environment. New risks and uncertainties may emerge from time to time, and management cannot predict all risks and uncertainties. Except as required by applicable law, the Company does not undertake to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.